                                                                       Exhibit 3


                    MUTUAL TERMINATION AND RELEASE AGREEMENT


         This MUTUAL TERMINATION AND RELEASE AGREEMENT (this "Agreement") is made and entered into as of June 4, 2003 (the "Effective Date"), by and among NPS Pharmaceuticals, Inc., a Delaware corporation ("NPS"), Enzon Pharmaceuticals, Inc., a Delaware corporation ("Enzon"), Momentum Merger Corporation, a Delaware corporation ("Momentum"), Newton Acquisition Corporation a Delaware corporation ("Newton"), and Einstein Acquisition Corporation, a Delaware corporation ("Einstein"). NPS, Enzon, Momentum, Newton, and Einstein are collectively referred to herein as the "Parties" and each individually as a "Party." Unless otherwise defined herein, capitalized terms used herein shall have the meaning given them in the Merger Agreement (as defined below).

                                    RECITALS

         A. NPS, Enzon, Momentum, Newton and Einstein are Parties to that certain Agreement and Plan of Reorganization dated as of February 19, 2003, as amended (the "Merger Agreement").

         B. Contemporaneously with the execution of the Merger Agreement, NPS, Enzon, Momentum, certain officers and directors of NPS and Enzon entered into (i) those certain NPS Voting Agreements, (ii) those certain Enzon Voting Agreements, (iii) those certain NPS Affiliate Agreements, and (iv) those certain Enzon Affiliate Agreements (collectively, the "Ancillary Agreements").

         C. Pursuant to the Merger Agreement, Enzon entered into that certain Amended and Restated Employment Agreement with Arthur J. Higgins, as amended (the "Higgins Employment Agreement").

         D. NPS and Enzon in connection with the execution of this Agreement shall enter into that certain Restricted Stock Purchase Agreement of even date herewith and attached hereto as Exhibit A (the "Stock Purchase Agreement") and the Registration Rights Agreement as described in the Stock Purchase Agreement (the "Registration Rights Agreement").

         E. The Board of Directors of each of NPS, Enzon, Momentum, Newton and Einstein has determined to terminate the Merger Agreement and each of the Ancillary Agreements and to effect certain other matters as provided herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

         1. Termination of Merger Agreement. The Parties agree that, effective at 5:30 p.m., Eastern Standard Time, on the Effective Date, and subject to the terms and conditions of this Agreement, the Stock Purchase Agreement and the Registration Rights Agreement, (i) the Merger Agreement is hereby terminated and of no further force or effect pursuant to Section 7.1(a) therein, and (ii) each of the Ancillary Agreements is each hereby terminated and of no further force or effect. For the avoidance of doubt, it is the intention of the Parties that no provision of the Merger Agreement, including without limitation Section 7.2 (Notice of Termination; Effect of Termination) and 7.3 thereof (Fees and Expenses), shall survive the termination of the Merger Agreement pursuant to the terms of this Agreement.

         2. Issuance of NPS Shares. Subject to the terms and conditions of this Agreement, the Stock Purchase Agreement and the Registration Rights Agreement, NPS agrees to issue to Enzon, and Enzon agrees to purchase from NPS, One Million Five Hundred Thousand (1,500,000) shares of NPS common stock, $0.001 par value per share (the "Shares").

         3.       Releases.

                  (a) Each of the Parties on its behalf and on behalf of its parents, affiliates, subsidiaries, segments or divisions, successors and assigns, present and former stockholders, officers, directors, employees, insurers, administrators, agents, representatives, attorneys and any persons acting by, through, under or in concert with each of them or any of them, hereby completely releases and forever discharges the other Parties, their parents, affiliates, subsidiaries, segments or divisions, successors and assigns, present and former stockholders, officers, directors, employees, insurers, administrators, agents, representatives and attorneys (collectively, the "Releasees") from any and all claims, rights, demands, actions, obligations, liabilities and causes of action of any and every kind, nature and character whatsoever, known or unknown, which such Party may now have, could have had or may in the future have against the other Parties and the other Parties' Releasees for or on account of any acts, omissions, events or matters relating to or arising out of the Merger Agreement, the Ancillary Agreements, the Higgins Employment Agreement and the transactions contemplated by any of such agreements, including without limitation, claims of fraud, claims of willful or intentional breach, or otherwise based on the termination thereof, and whether based on tort, contract (express or implied), or any federal, state or local law, statute or regulation (hereinafter, the "Released Matters"); provided, however, that notwithstanding the foregoing, no Party releases any other Party from any obligations, liabilities or claims arising under or in connection with the performance of this Agreement, the Stock Purchase Agreement, the Registration Rights Agreement or, after the date of this Agreement, the Confidentiality Agreement. Each of the Parties shall refrain from asserting any matter released or purported to be released hereby against the other Parties and the other Parties' Releasees in any manner, including without limitation by way of counterclaim, offset or defense.

                  (b) It is understood and agreed that the preceding paragraph is a full and final release covering all known as well as unknown or unanticipated debts, claims or damages of the Parties relating to or arising out of the Merger Agreement, the Ancillary Agreements, the Higgins Employment Agreement and the transactions contemplated by any of such agreements. Therefore, each of the Parties expressly waives any rights it may have under statute or common law principle under which a general release does not extend to claims which such Party does not know or suspect to exist in its favor at the time of executing the release, which if known by such Party must have affected such Party's settlement with the other. In connection with such waiver and relinquishment, the Parties acknowledge that they or their attorneys or agents may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the Released Matters, but that it is their intention hereby fully, finally and forever to settle and release all of the Released Matters. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete mutual releases with regard to the Released Matters notwithstanding the discovery or existence of any such additional or different claim or fact.

         4. Fees and Expenses. As was provided in Section 7.3(a) of the Merger Agreement, NPS and Enzon shall share equally (i) all fees and expenses, excluding attorneys' fees and expenses, which shall be paid for by the Party incurring such expense but including accountants' fees and expenses, incurred in relation to the printing and filing (with the SEC) of the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto, (ii) the filing fee for the Notification and Report Forms filed with the FTC and DOJ under the HSR Act, and pre-merger notification and reports forms under similar applicable laws of other jurisdictions, and (iii) reasonable attorneys' fees and expenses incurred in connection with any foreign pre-merger filings. The Parties further acknowledge that NPS and Enzon have each incurred additional expenses, including without limitation attorneys' and accountants' fees and expenses, and fees and expenses payable to their respective investment banks, which shall be paid for by the Party incurring such expenses, in connection with the consummation of the transactions contemplated by the Merger Agreement. In furtherance of the foregoing with respect to fees and expenses that NPS and Enzon have agreed to share, each of NPS and Enzon agree that (i) they shall accurately and completely account to the other for all expenses that each of them has incurred for which responsibility is to be shared pursuant to this Section 4 (a "Shared Expense"),
(ii) if either has paid or at any time pays more than fifty percent (50%) of any Shared Expense, then such Party shall notify the other Party of such payment and
(iii) such other Party shall, within fifteen (15) days of its receipt of such notice, reimburse to the notifying Party the appropriate amount so that both Parties will have paid their share of each Shared Expense.

         5. Confidentiality. The Parties acknowledge that Enzon and NPS have previously executed a letter agreement effective December 18, 2002 (the "Confidentiality Agreement"), which Confidentiality Agreement, including the "Standstill" provisions in paragraph 7 therein (the "Standstill Provision"), will continue in full force and effect in accordance with its terms and each of NPS and Enzon will hold, and will cause its respective directors, officers, Employees, agents and advisors (including attorneys, accountants, consultants, bankers and financial advisors) to hold, any Evaluation Material (as defined in the Confidentiality Agreement) confidential in accordance with the terms of the Confidentiality Agreement. Notwithstanding the Standstill Provision, Enzon and NPS acknowledge and agree that the negotiation and execution of this Agreement, the Stock Purchase Agreement and the Registration Rights Agreement and NPS' issuance of the Shares to Enzon pursuant to the Stock Purchase Agreement and the completion of any other transactions contemplated by the Stock Purchase Agreement and the Registration Rights Agreement and any transactions in which Enzon may engage to hedge its position in the Shares it receives pursuant to the Stock Purchase Agreement do not and will not cause a breach or violation of the Standstill Provision by Enzon. In addition, as soon as practicable, but in no event later than thirty (30) days from the date hereof, each of NPS and Enzon shall (i) return to the other Party all copies of all Evaluation Material received from such other Party and (ii) destroy all analyses, compilations, summaries, studies and other materials prepared by it based in whole or in part on, or otherwise containing or reflecting any of, the Evaluation Material received from such other Party.

         6. Publicity. NPS and Enzon will issue a joint press release in the form attached hereto as Exhibit B (the "Initial Release") upon the signing of this Agreement with respect to this Agreement and the termination of the Merger Agreement and the Ancillary Agreements. Except as required by law or applicable listing agreement, no Party shall issue any other press release or make any public announcement or statement relating to the termination of the Merger Agreement or execution of this Agreement prior to the issuance of the Initial Release or at any time thereafter that is inconsistent with the Initial Release.

         7. Further Assurances. Each Party agrees to cooperate fully with the other Parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other Party to evidence and reflect the transactions described in this Agreement and to carry into effect the intents and purposes of this Agreement. Without limiting the foregoing, the Parties shall (a) cooperate with each other and promptly prepare and file all necessary documentation to withdraw all applications, including without limitation Momentum's listing application with The NASDAQ National Market, notices, petitions and filings made with, and shall use their reasonable efforts to terminate any proceedings before, any Governmental Authority, including without limitation the SEC, in connection with the Merger Agreement and (b) cooperate with each other to promptly wind up the affairs of, and to dissolve under the laws of the State of Delaware, Momentum, Einstein and Newton.

         8. Representations and Warranties. Each of the Parties represents and warrants to the other Parties that (a) such Party has all requisite legal and corporate power and authority to execute, deliver and perform its obligations under this Agreement; (b) all corporate action on the part of such Party, its directors, officers and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by such Party has been taken; and (c) this Agreement constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         9.       Miscellaneous.

                  (a) No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party hereto without the prior written consent of the other Parties hereto and any attempt to do so shall be void, except for assignments and transfers by operation of law. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by and upon the Parties and their respective successors and assigns.

                  (b) Amendment. This Agreement may be amended, supplemented or modified by a written instrument duly executed by NPS and Enzon. Any such amendment, supplement, or modification shall be binding upon all of the Parties.

                  (c) Notices. All notices and other communications required or permitted hereunder shall between Enzon and NPS be in writing and shall be mailed by registered or certified mail, postage prepaid by hand, by messenger or by overnight courier, addressed:

                           (i)      if to Enzon, to:

                                    Enzon Pharmaceuticals, Inc.
                                    685 Route 202/206
                                    Bridgewater, New Jersey 08807
                                    Attention: Chief Executive Officer

                                    Or at such other address as Enzon shall have
furnished to NPS, with a copy to:

                                    Dorsey & Whitney LLP
                                    250 Park Avenue
                                    New York, New York 10177-1500
                                    Attention: Kevin T. Collins

                           (ii)     if to NPS, to:

                                    NPS Pharmaceuticals, Inc.
                                    420 Chipeta Way
                                    Salt Lake City, Utah 84108
                                    Attention: General Counsel

                                    Or as such address as NPS shall have
furnished to Enzon, with a copy to:

                                    Wilson Sonsini Goodrich & Rosati,
                                    Professional Corporation
                                    2795 East Cottonwood Parkway, Suite 300
                                    Salt Lake City, Utah 84121
                                    Attention: Robert G. O'Connor, Esq.

                           (iii)    Each such notice or other communication
shall for all purposes of this Agreement be treated as effective or having been given when actually delivered as provided above, if delivered personally or by messenger, or, on the day shown on the return receipt, if sent by mail or other delivery service.

                  (d) Entire Agreement. This Agreement supercedes all prior discussions, representations, warranties and agreements, both written and oral, among the Parties with respect to the subject matter hereof, and contains the sole and entire agreement among the Parties with respect to the subject matter hereof, other than the Confidentiality Agreement.

                  (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

                  (f) Remedies. In the event of any breach or default of this Agreement, the non-breaching Party shall have all rights and remedies provided by law and equity to enforce this Agreement, including, without limitation, an action for damages and to obtain specific performance of the terms of this Agreement.

                  (g) Submission to Jurisdiction. Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by an other Party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to it property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts.

                  (h) Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void and unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

                  (i) Rules of Construction. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Legal Requirement or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

                  (j) Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF MOMENTUM, NPS, ENZON, NEWTON, OR EINSTEIN IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                  (k) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

                  (l) Third Party Beneficiaries. There are no third Party beneficiaries to this Agreement except for the Parties' Releasees and the Parties to the Ancillary Agreements that are not Parties to this Agreement



                           [Signature page follows.]

         IN WITNESS WHEREOF, NPS, Enzon, Momentum, Newton and Einstein have caused this Agreement to be duly executed as of the date first above written by their respective officers duly authorized.

                                             NPS PHARMACEUTICALS, INC.


                                             By: /s/ Hunter Jackson
                                                 -------------------------------


                                             Name: Hunter Jackson
                                                   -----------------------------

                                             Its: President and CEO
                                                  ------------------------------


                                             ENZON PHARMACEUTICALS, INC.


                                             By: /s/ Arthur J. Higgins
                                                 -------------------------------


                                             Name: Arthur J. Higgins
                                                   -----------------------------

                                             Its: Chairman, President and CEO
                                                  ------------------------------


                                             MOMENTUM MERGER CORPORATION


                                             By: /s/ Hunter Jackson
                                                 -------------------------------


                                             Name: Hunter Jackson
                                                   -----------------------------

                                             Its: Executive Chairman
                                                  ------------------------------




          [Signature Page to Mutual Termination and Release Agreement]

                                             NEWTON ACQUISITION CORPORATION


                                             By: /s/ Hunter Jackson
                                                 -------------------------------


                                             Name: Hunter Jackson
                                                   -----------------------------

                                             Its: President and CEO
                                                  ------------------------------



                                             EINSTEIN ACQUISITION CORPORATION


                                             By: /s/ Arthur J. Higgins
                                                 -------------------------------


                                             Name: Arthur J. Higgins
                                                   -----------------------------

                                             Its: President and CEO
                                                  ------------------------------




          [Signature Page to Mutual Termination and Release Agreement]

                                   EXHIBIT A

                      Restricted Stock Purchase Agreement

                                   EXHIBIT B

                              Joint Press Release